Press Release

FOR IMMEDIATE RELEASE

Pike Electric Reports Fiscal Second Quarter Results

MT. AIRY, N.C., February 8, 2010 – Pike Electric Corporation (NYSE: PIKE), a leading energy solutions provider, today announced results for its fiscal second quarter ended December 31, 2009.  Total revenues were $135.2 million, compared to $144.6 million in the second quarter of fiscal 2009.  The Company reported a net loss of $4.7 million, or $(0.14) per diluted share, compared to net income of $2.6 million, or $0.08 per diluted share, in the second quarter last year.  The net loss this quarter reflects a pre-tax restructuring charge of $8.9 million ($5.4 million or $0.16 per diluted share on an after tax basis) primarily related to the Company’s distribution business.

Revenues for the six months ended December 31, 2009 totaled $262.4 million, compared to $330.1 million for the same six month period last year.  The Company reported a net loss for the six months ended December 31, 2009 of $7.4 million, or $(0.22) per diluted share.  The net loss for the six months ended December 31, 2009 includes the pre-tax restructuring charge of $8.9 million discussed above.  For the six months ended December 31, 2008, the Company reported net income of $20.8 million, or $0.62 per diluted share.

Core revenue, which represents ongoing services, totaled $117.2 million this quarter and $241.9 million for the six months ended December 31, 2009.  By comparison, core revenue totaled $133.7 million and $241.5 million, respectively, for the three months and six months ended December 31, 2008.  The Company’s engineering and substation and transmission revenues increased in both the first quarter and second quarter of fiscal 2010, compared to the same periods a year ago.  Offsetting these improvements were lower distribution revenues in the first quarter and second quarter of fiscal 2010, compared to the same periods last year due to the economic slowdown and the continued distribution maintenance deferral by many of our customers.

Storm restoration revenue totaled $18.0 million in the second quarter and $20.5 million for the six months ended December 31, 2009.  By comparison, storm restoration revenue totaled $10.9 million and $88.6 million, respectively, for the three months and six months ended December 31, 2008.  Last year’s performance reflects near-record storm restoration revenues totaling $77.7 million in the quarter ended September 30, 2008, primarily due to damages caused by Hurricanes Gustav and Ike.  Storm restoration revenue, which represents incremental revenue opportunities created by inclement weather conditions or natural disasters, are highly volatile and unpredictable.

“We will continue to strategically diversify the Company’s revenue sources and create more consistent cash flows from operating activities.  While we continued to demonstrate incremental improvement in these two areas this quarter, the gains were offset by lingering revenue and margin pressure in the distribution business caused by the economic slowdown and the resulting continued maintenance deferral by many of our customers,” said J. Eric Pike, Chairman and CEO. “We took aggressive action this quarter to right size our fleet and reduce overhead and administrative costs in our distribution business which will improve the Company’s overall business performance in the future.”

Pike Electric Reports Fiscal Second Quarter Results – Page 2 of 4

The Company’s $8.9 million pre-tax restructuring charge was largely a non-cash expense and primarily related to a reduction in the fleet of distribution-related equipment and headcount reductions in distribution operations and support services.  Of the total, approximately $1.0 million reflects cash-based severance and other termination benefits that will be paid out through the Company’s fiscal year-end, June 30, 2010.  The physical disposition of assets is currently expected to continue over the next twelve months.

Conference Call
The Company will host a conference call at 5:00 p.m. Eastern Time today. The call can be accessed by dialing (888) 500-6973, or (719) 325-2234 for international callers.  Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at www.pike.com.  Click on the “Investor Center” home page and scroll down to “Upcoming Events” to access the event.

A replay will be available shortly after the call and can be accessed by dialing (719) 457-0820; the passcode for the replay is 1678994.  The replay will remain available until midnight Eastern Time on February 15.  An on-demand replay of the conference call will also remain available in the “Investor Center” of the Company’s website at www.pike.com for a limited time following the conclusion of the call.

About Pike
Pike Electric is a leading provider of energy solutions to over 200 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include siting, permitting, engineering design, installation, maintenance and repair of power delivery systems, including renewable energy projects. Our common stock is traded on the New York Stock Exchange under the symbol PIKE.  For more information, visit us online at www.pike.com.

Safe Harbor
This press release and other statements we make from time to time in the future may contain forward-looking statements that relate to Pike Electric's plans, objectives and future estimates. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of Pike Electric's Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Pike Electric makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as may be required by applicable law.

Investor Relations Contact: (336) 719-4622 investorrelations@pike.com

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Pike Electric Reports Fiscal Second Quarter Results – Page 3 of 4

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2009	2008	2009	2008
Revenues	$135,198	$144,586	$262,418	$330,093
Cost of operations	118,262	126,150	233,787	266,696

Gross profit	16,936	18,436	28,631	63,397
General and administrative expenses	13,131	11,169	26,254	24,470
Loss on sale and impairment of property and equipment	301	612	962	854
Restructuring expenses	8,924	-	8,924	-

(Loss) income from operations	(5,420)	6,655	(7,509)	38,073
Other expense (income):
Interest expense	2,273	2,730	4,644	5,066
Other, net	(78)	(301)	(179)	(508)
Total other expense	2,195	2,429	4,465	4,558

(Loss) income before income taxes	(7,615)	4,226	(11,974)	33,515
Income tax (benefit) expense	(2,912)	1,655	(4,566)	12,675

Net (loss) income	$(4,703)	$2,571	$(7,408)	$20,840

Net (loss) earnings per share:
Basic	$(0.14)	$0.08	$(0.22)	$0.63
Diluted	$(0.14)	$0.08	$(0.22)	$0.62

Shares used in computing (loss) earnings per share:
Basic	33,134	33,012	33,106	32,999
Diluted	33,134	33,699	33,106	33,747

Pike Electric Reports Fiscal Second Quarter Results – Page 4 of 4

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31,	June 30,
	2009	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,866	$43,820
Accounts receivable from customers, net	64,624	57,766
Costs and estimated earnings in excess of billings
on uncompleted contracts	53,225	46,674
Inventories	7,403	7,718
Prepaid expenses and other	5,338	5,481
Assets held for sale	5,361	825
Deferred income taxes	11,989	13,649
Total current assets	180,806	175,933
Property and equipment, net	199,415	222,539
Goodwill	106,239	106,865
Other intangibles, net	38,710	40,139
Deferred loan costs, net	3,999	2,028
Other assets	1,898	1,465
Total assets	$531,067	$548,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,052	$13,231
Accrued compensation	20,148	23,002
Billings in excess of costs and estimated earnings
on uncompleted contracts	4,062	5,176
Accrued expenses and other	6,604	8,301
Current portion deferred compensation	-	1,402
Current portion of insurance claim accruals	25,056	26,442
Total current liabilities	69,922	77,554
Long-term debt	140,500	140,500
Insurance and claim accruals, net of current portion	7,506	7,335
Deferred compensation, net of current portion	5,703	5,563
Deferred income taxes	51,407	57,251

Other liabilities	3,144	3,801
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 shares
authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 shares
authorized; 33,474 and 33,462 shares issued and outstanding
at September 30, 2009 and June 30, 2009, respectively	6,427	6,427
Additional paid-in capital	155,254	153,035
Accumulated other comprehensive loss, net of taxes	-	(1,109)
Retained earnings	91,204	98,612
Total stockholders’ equity	252,885	256,965
Total liabilities and stockholders’ equity	$531,067	$548,969